As filed with the Securities and Exchange Commission on March 9, 2007
Registration Nos. 333-132574, 333-132574-01
333-132574-02, 333-132574-03

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PPL Corporation	Pennsylvania	23-2758192
PPL Capital Funding, Inc.	Delaware	23-2926644
PPL Electric Utilities Corporation	Pennsylvania	23-0959590
PPL Energy Supply, LLC	Delaware	23-3074920
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)
Two North Ninth Street
Allentown, Pennsylvania 18101-1179
(610) 774-5151
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)
James E. Abel
Vice President-Finance and Treasurer
PPL Corporation
Two North Ninth Street
Allentown, Pennsylvania 18101-1179
(610) 774-5151
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Catherine C. Hood Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000	Vincent Pagano, Jr. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Robert W. Downes Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000

     Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective, as determined by market and other conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☑
CALCULATION OF REGISTRATION FEE

Amount To Be Registered/
Title of Each	Proposed Maximum Offering Price Per Unit/
Class of Securities	Proposed Maximum Aggregate Offering Price/
to be Registered	Amount of Registration Fee
PPL Corporation Common Stock, par value $.01 per share
PPL Corporation Preferred Stock, par value $.01 per share
PPL Corporation Stock Purchase Contracts
PPL Corporation Stock Purchase Units
PPL Corporation Depositary Shares
PPL Capital Funding, Inc. Debt Securities
PPL Corporation Guarantees of PPL Capital Funding, Inc. Debt Securities (“PPL Guarantees”)(1)
PPL Capital Funding, Inc. Subordinated Debt Securities	(2)
PPL Corporation Subordinated Guarantees of PPL Capital Funding, Inc. Subordinated Debt Securities (“PPL Subordinated Guarantees”)(1)
PPL Energy Supply, LLC Debt Securities
PPL Energy Supply, LLC Subordinated Debt Securities
PPL Energy Supply, LLC Preferred Securities
PPL Electric Utilities Corporation Preferred Stock
PPL Electric Utilities Corporation Preference Stock
PPL Electric Utilities Corporation Depositary Shares
PPL Electric Utilities Corporation Debt Securities

(1)	No separate consideration will be received for the PPL Guarantees or the PPL Subordinated Guarantees.

(2)	There are being registered hereunder such presently indeterminate principal amount or number of (a) shares of Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units and Depositary Shares, which may be sold from time to time by PPL Corporation, (b) Debt Securities and Subordinated Debt Securities which may be sold from time to time by PPL Capital Funding, Inc., and which will be guaranteed as to payment by PPL Corporation, (c) Debt Securities, Subordinated Debt Securities and Preferred Securities which may be sold from time to time by PPL Energy Supply, LLC and (d) Preferred Stock, Preference Stock, Depositary Shares and Debt Securities which may be sold from time to time by PPL Electric Utilities Corporation. In addition, there are being registered hereunder an indeterminate number of shares of Common Stock issuable by PPL Corporation upon settlement of the Stock Purchase Contracts or Stock Purchase Units or upon conversion of any other Securities. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee, except for $63,350 that has already been paid with respect to $500,000,000 aggregate initial offering price of securities that were previously registered pursuant to PPL Corporation’s and PPL Capital Funding, Inc.’s Registration Statement No. 333-116478 and 333-116478-02 filed on June 15, 2004, and were not sold thereunder.

PROSPECTUS	PPL Corporation
PPL Capital Funding, Inc.
PPL Energy Supply, LLC
PPL Electric Utilities Corporation
Two North Ninth Street
Allentown, Pennsylvania 18101-1179
(610) 774-5151
PPL Corporation
Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units and Depositary Shares
PPL Capital Funding, Inc.
Debt Securities and Subordinated Debt Securities Guaranteed by PPL Corporation as described in a supplement to this prospectus
PPL Energy Supply, LLC
Debt Securities, Subordinated Debt Securities and Preferred Securities
PPL Electric Utilities Corporation
Preferred Stock, Preference Stock, Depositary Shares and Debt Securities
     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.
     We may offer the securities directly or through underwriters or agents. The applicable prospectus supplement will describe the terms of any particular plan of distribution.
     Investing in the securities involves certain risks. See “Risk Factors” on page 4.
     PPL Corporation’s common stock is listed on the New York Stock Exchange and the Philadelphia Stock Exchange and trades under the symbol “PPL.”
     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 9, 2007.

Page
ABOUT THIS PROSPECTUS	2
RISK FACTORS	5
FORWARD-LOOKING INFORMATION	5
PPL CORPORATION	7
PPL CAPITAL FUNDING, INC.	8
PPL ENERGY SUPPLY, LLC	8
PPL ELECTRIC UTILITIES CORPORATION	10
USE OF PROCEEDS	12
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	12
WHERE YOU CAN FIND MORE INFORMATION	14
EXPERTS	16
VALIDITY OF THE SECURITIES AND THE PPL GUARANTEES	17
Form of Indenture
Form of Supplemental Indenture
Form of Officer's Certificate
Form of Indenture
Form of Supplemental Indenture
Form of Officer's Certificate
Opinion of Michael A. McGrail, Esq.
Opinion of Dewey Ballantine LLP
Consent of Ernst & Young LLP (PPL Corporation)
Consent of Ernst & Young LLP (PPL Energy Supply, LLC)
Consent of Ernst & Young LLP (PPL Electric Utilities Corporation)
Consent of PricewaterhouseCoopers LLP (PPL Corporation)
Consent of PricewaterhouseCoopers LLP (PPL Energy Supply, LLC)
Consent of PricewaterhouseCoopers LLP (PPL Electric Utilities Corporation)
Statement of Eligibility of Trustee under PPL Capital Funding, Inc. Subordinated Indenture
Statement of Eligibility of Trustee under PPL Energy Supply, LLC Subordinated Indenture
ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that PPL Corporation, PPL Capital Funding, Inc. (“PPL Capital Funding”), PPL Energy Supply, LLC (“PPL Energy Supply”) and PPL Electric Utilities Corporation (“PPL Electric”) have each filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf process, we may, from time to time, sell combinations of the securities described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement that will contain a description of the securities we will offer and specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
     We may use this prospectus to offer from time to time:
•	shares of PPL Corporation Common Stock, par value $.01 per share (“PPL Common Stock”);

•	shares of PPL Corporation Preferred Stock, par value $.01 per share (“PPL Preferred Stock”);

•	contracts or other rights to purchase shares of PPL Common Stock or PPL Preferred Stock (“PPL Stock Purchase Contracts”);

•	stock purchase units, each representing (1) a PPL Stock Purchase Contract and (2) debt securities or preferred trust securities of third parties (such as Debt Securities or subordinated debt securities of PPL Capital Funding, preferred trust securities of a subsidiary trust or United States Treasury securities) that are pledged to secure the stock purchase unit holders’ obligations to purchase PPL Common Stock or PPL Preferred Stock under the PPL Stock Purchase Contracts (“PPL Stock Purchase Units”);

•	PPL Corporation’s Depositary Shares, issued under a deposit agreement and representing a fractional interest in PPL Preferred Stock;

•	PPL Capital Funding’s unsecured and unsubordinated debt securities (“PPL Capital Funding Debt Securities”);

•	PPL Capital Funding’s unsecured and subordinated debt securities (“PPL Capital Funding Subordinated Debt Securities”);

•	PPL Energy Supply’s unsecured and unsubordinated debt securities;

•	PPL Energy Supply’s unsecured and subordinated debt securities;

•	PPL Energy Supply’s preferred limited liability company membership interests;

•	PPL Electric’s Series Preferred Stock (“PPL Electric Preferred Stock”);

•	PPL Electric’s Preference Stock (“PPL Electric Preference Stock”);

•	PPL Electric’s Depositary Shares, issued under a deposit agreement and representing a fractional interest in PPL Electric Preferred Stock or PPL Electric Preference Stock; and

•	PPL Electric’s senior secured debt securities issued under PPL Electric’s 2001 indenture, as amended (“PPL Electric Secured Debt Securities”), which PPL Electric Secured Debt Securities may be secured by first mortgage bonds issued under PPL Electric’s 1945 first mortgage indenture (“PPL Electric 1945 Mortgage Bonds”), as well as by the lien of the 2001 indenture on PPL Electric’s distribution and transmission properties (subject to certain exceptions to be described in a prospectus supplement).
We sometimes refer to the securities listed above collectively as the “Securities.”
     PPL Corporation will fully and unconditionally guarantee the payment of principal, premium and interest on the PPL Capital Funding Debt Securities and PPL Capital Funding Subordinated Debt Securities as will be described in supplements to this prospectus. We sometimes refer to PPL Corporation’s guarantees of PPL Capital Funding Debt Securities as “PPL Guarantees” and PPL Corporation’s guarantees of PPL Capital Funding’s Subordinated Debt Securities as the “PPL Subordinated Guarantees.”
     Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities or guarantees issued by any other registrant, except that information relating to PPL Capital Funding’s Securities is also attributed to PPL Corporation.
     As used in this prospectus, the terms “we,” “our” and “us” generally refer to:

•	PPL Corporation with respect to Securities, PPL Guarantees or PPL Subordinated Guarantees issued by PPL Corporation or PPL Capital Funding;

•	PPL Energy Supply with respect to Securities issued by PPL Energy Supply; and

•	PPL Electric, with respect to Securities issued by PPL Electric.
     For more detailed information about the Securities, the PPL Guarantees and the PPL Subordinated Guarantees, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

RISK FACTORS
     Investing in the Securities involves certain risks. You are urged to read and consider the risk factors relating to an investment in the Securities described in the Annual Reports on Form 10-K of PPL Corporation, PPL Energy Supply and PPL Electric, as applicable, for the year ended December 31, 2006, filed with the SEC on February 28, 2007 and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing PPL Corporation, PPL Energy Supply and PPL Electric. The prospectus supplement applicable to each type or series of Securities we offer will contain a discussion of additional risks applicable to an investment in us and the particular type of Securities we are offering under that prospectus supplement.
FORWARD-LOOKING INFORMATION
     Certain statements included or incorporated by reference in this prospectus, including statements with respect to future earnings, energy supply and demand, costs, electric rates, subsidiary performance, growth, new technology, project development, fuel and energy prices, strategic initiatives, and generating capacity and performance, are “forward-looking statements” within the meaning of the federal securities laws. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. These forward-looking statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the forward-looking statements. In addition to the specific factors discussed in the “Risk Factors” section in this prospectus and our reports that are incorporated by reference, the following are among the important factors that could cause actual results to differ materially from the forward-looking statements:
•	market demand and prices for energy, capacity and fuel;

•	market prices for crude oil and the potential impact on synthetic fuel operations, synthetic fuel purchases from third parties and the phase — out of synthetic fuel tax credits;

•	weather conditions affecting generation production, customer energy usage and operating costs;

•	competition in retail and wholesale power markets;

•	liquidity of wholesale power markets;

•	defaults by our counterparties under our energy or fuel contracts;

•	the effect of any business or industry restructuring;

•	our profitability and liquidity, including access to capital markets and credit facilities;

•	new accounting requirements or new interpretations or applications of existing requirements;

•	operation and availability of existing generation facilities and operating costs;

•	transmission and distribution system conditions and operating costs;

•	current and future environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowances and other expenses;

•	significant delays in the planned installation of pollution control equipment at our coal-fired generating units in Pennsylvania due to weather conditions, contractor performance or other reasons;

•	market prices of commodity inputs for ongoing capital expenditures;

•	collective labor bargaining negotiations;

•	development of new projects, markets and technologies;

•	performance of new ventures;

•	asset acquisitions and dispositions;

•	political, regulatory or economic conditions in states, regions or countries where we or our subsidiaries conduct business;

•	any impact of hurricanes or other severe weather on our business, including any impact on fuel prices;

•	receipt of necessary governmental permits, approvals and rate relief;

•	new state, federal or foreign legislation, including new tax legislation;

•	state, federal and foreign regulatory developments;

•	the impact of any state, federal or foreign investigations applicable to us and our subsidiaries and the energy industry;

•	capital market conditions, including changes in interest rates, and decisions regarding our capital structure;

•	stock price performance of PPL Corporation;

•	the market prices of equity securities and the impact on pension costs and resultant cash funding requirements for defined benefit pension plans;

•	securities and credit ratings;

•	foreign currency exchange rates;

•	the outcome of litigation against us;

•	potential effects of threatened or actual terrorism or war or other hostilities; and

•	our commitments and liabilities.
     Any such forward-looking statements should be considered in light of such important factors and in conjunction with other documents we file with the SEC.
     New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all of such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update the information contained in such statement to reflect subsequent developments or information.

PPL CORPORATION
     PPL Corporation, incorporated in 1994 and headquartered in Allentown, Pennsylvania, is an energy and utility holding company that, through its subsidiaries, is primarily engaged in the supply and delivery of energy. Through its subsidiaries, PPL Corporation generates electricity from power plants in the northeastern and western United States; markets wholesale or retail energy primarily in the northeastern and western portions of the United States; delivers electricity to approximately 5.1 million customers in Pennsylvania, the United Kingdom and Latin America; and provides energy services for businesses in the mid-Atlantic and northeastern United States. PPL Corporation’s overall strategy is to achieve disciplined growth in energy supply margins while limiting volatility in both cash flows and earnings, and to achieve stable, long-term growth in regulated delivery businesses through efficient operations and strong customer and regulatory relations.
     PPL Corporation’s principal subsidiaries are shown below:
Energy Supply
     PPL Corporation, through its indirect, wholly-owned subsidiaries, PPL Generation and PPL EnergyPlus, owns and operates electricity generating power plants and markets this electricity and other power purchases to deregulated wholesale and retail markets. Both of these subsidiaries also are direct, wholly owned subsidiaries of PPL Energy Supply. As of December 31, 2006, PPL Corporation owned or controlled, through its subsidiaries, 11,556 megawatts, or MW, of electric power generation capacity and had plans to implement capital projects at certain existing generating facilities that would provide 349 MW of additional capacity by 2011. See “PPL Energy Supply, LLC” below for more information.
     PPL Corporation’s strategy for its energy supply business is to match energy supply with load, or customer demand, under agreements of varying lengths with creditworthy counterparties, to capture profits while effectively managing exposure to movements in energy and fuel prices and counterparty credit risk.

Energy Delivery
     PPL Corporation provides energy delivery services in the mid-Atlantic regions of the United States through its regulated public utility subsidiaries, PPL Electric and PPL Gas, and in the United Kingdom and Latin America through its subsidiary, PPL Global. PPL Electric provides electricity delivery services to approximately 1.4 million customers in eastern and central Pennsylvania. See “PPL Electric Utilities Corporation” below for more information. PPL Gas Utilities Corporation provides natural gas distribution and propane services to approximately 110,000 customers in portions of various counties in Pennsylvania, as well as in small portions of Maryland and Delaware. Through its subsidiaries, PPL Global provides electricity delivery services to approximately 3.7 million customers in the United Kingdom and Latin America. PPL Global also is a wholly-owned subsidiary of PPL Energy Supply, LLC. See “PPL Energy Supply, LLC” below for more information.
     In March, 2007 PPL Corporation announced that it intends to sell its regulated electricity delivery operations in Latin America through an auction process that it expects to take several months to complete.
     PPL Corporation’s strategy for its energy delivery businesses is to operate these businesses at the most efficient cost while maintaining high levels of customer service and reliability.
     PPL Corporation’s subsidiaries, including PPL Energy Supply and PPL Electric, are separate legal entities, and are not liable for the debts of PPL Corporation, and PPL Corporation is not liable for the debts of its subsidiaries (other than under the PPL Guarantees and the PPL Subordinated Guarantees). Neither PPL Energy Supply nor PPL Electric will guarantee or provide other credit or funding support for the Securities to be offered by PPL Corporation pursuant to this prospectus.
PPL CAPITAL FUNDING, INC.
     PPL Capital Funding is a Delaware corporation and a wholly-owned subsidiary of PPL Corporation. PPL Capital Funding’s primary business is to provide PPL Corporation with financing for its operations. PPL Corporation will fully and unconditionally guarantee the payment of principal, premium and interest on the PPL Capital Funding Debt Securities pursuant to the PPL Guarantees and the PPL Capital Funding Subordinated Debt Securities pursuant to the PPL Subordinated Guarantees, as will be described in supplements to this prospectus.
PPL ENERGY SUPPLY, LLC
     PPL Energy Supply, formed in 2000 and headquartered in Allentown, Pennsylvania, is an energy company engaged, through its subsidiaries, in the generation and marketing of electricity in the northeastern and western power markets of the United States and in the delivery of electricity in the United Kingdom and Latin America. PPL Energy Supply’s major operating subsidiaries are PPL Generation, PPL EnergyPlus and PPL Global. PPL Energy Supply is an indirect, wholly-owned subsidiary of PPL Corporation. See “PPL Corporation” above for more information.
Energy Supply: PPL Generation and PPL EnergyPlus
     As of December 31, 2006, PPL Energy Supply owned or controlled, through its PPL Generation subsidiary, 11,556 MW of electric power generation capacity, with power plants in Pennsylvania (9,229 MW), Montana (1,289 MW), Illinois (540 MW), Connecticut (243 MW), New York (159 MW) and Maine (96 MW). PPL Generation also has current plans to implement capital projects at certain of its existing generation facilities in Pennsylvania and Montana that would provide 349 MW of additional generation capacity by 2011. PPL

Generation’s plants are fueled by nuclear fuel, coal, gas, oil and water. The electricity from these plants is sold to PPL EnergyPlus under FERC-jurisdictional power purchase agreements.
     PPL EnergyPlus markets or brokers the electricity produced by PPL Generation’s subsidiaries, along with purchased power, natural gas and oil, in competitive wholesale and deregulated retail markets, primarily in the northeastern and western portions of the United States. PPL EnergyPlus also provides energy-related products and services, such as engineering and mechanical contracting, construction and maintenance services, to commercial and industrial customers.
     At December 31, 2006, PPL Energy Supply estimated that, on average, approximately 89% of its expected annual generation output for the period 2007 through 2010 would be used to meet:
•	the obligation of its subsidiary PPL EnergyPlus under two agreements to provide electricity to PPL Electric, so that PPL Electric can, in turn, provide electricity as a “provider of last resort,” or “PLR,” through 2009 under fixed-price tariffs pursuant to the Pennsylvania Electricity Generation Customer Choice and Competition Act, or Customer Choice Act (See “PPL Electric Utilities Corporation—Provider of Last Resort”);

•	PPL EnergyPlus’ obligation under agreements to provide electricity to NorthWestern Corporation through June 2014; and

•	other contractual sales to other counterparties for terms of various lengths.
     In anticipation of the expiration of the PLR agreements referenced above at the end of 2009, and consistent with its business strategy, PPL Energy Supply has already entered into commitments for a portion of the output of its facilities for the years 2010 and later. PPL’s strategy for 2007 is to obtain commitments for 30 to 50 percent of its 2010 baseload generation output in the PJM Interconnection region. PPL has already obtained commitments at the lower end of this range. Based on the way in which the wholesale markets have developed over the last several years, PPL Energy Supply expects that these new agreements are likely to continue to be of a shorter duration than the current PLR agreements, which at inception had terms of approximately nine years.
International Energy Delivery: PPL Global
     PPL Energy Supply provides electricity delivery services in the United Kingdom and Latin America through its PPL Global subsidiary, which currently owns and operates electricity delivery businesses serving approximately 3.7 million customers. PPL Global owns Western Power Distribution Holdings Limited and WPD Investment Holdings Limited, which together we refer to as WPD. WPD operates two electric distribution companies in the U.K., which together serve approximately 2.6 million end-users. PPL Global’s Latin American subsidiaries in Chile, El Salvador and Bolivia serve an aggregate of approximately 1.1 million end-users.
     As discussed above, in March, 2007 PPL Corporation announced that it intends to sell its regulated electricity delivery operations in Latin America.
     PPL Energy Supply’s strategy for its international electricity delivery businesses is to operate these businesses at the most efficient cost while maintaining high levels of customer service and reliability.
     Neither PPL Corporation nor any of its other subsidiaries or affiliates will guarantee or provide other credit or funding support for the securities to be offered by PPL Energy Supply pursuant to this prospectus.
PPL ELECTRIC UTILITIES CORPORATION
     PPL Electric, incorporated in 1920 and headquartered in Allentown, Pennsylvania, is a direct subsidiary of PPL Corporation and a regulated public utility. PPL Electric provides electricity delivery services to approximately 1.4 million customers in eastern and central Pennsylvania. PPL Electric also provides electricity supply to retail customers in that territory as a PLR under the Customer Choice Act.
     Provider of Last Resort. Pursuant to a 1998 order issued by the Pennsylvania Public Utility Commission, or PUC, PPL Electric agreed to provide electricity supply as a PLR to retail customers in its service territory not selecting an alternate electric energy supplier at predetermined capped rates through 2009. In order to meet this obligation, PPL Electric entered into full-requirements energy supply agreements with another subsidiary of PPL Corporation, PPL EnergyPlus, designed to provide PPL Electric with sufficient supply to satisfy its PLR obligation through the end of 2009. PPL Electric’s PLR obligation after 2009 will be determined by the PUC pursuant to rules that have not yet been promulgated. While regulations governing PLR obligations after 2009 have been proposed for comment by the PUC, at this time, PPL Electric cannot predict the content of these regulations, including whether this will include requirements for the pricing and other terms of PLR contracts, or when the regulations will be finalized. PPL Electric also cannot predict the extent to which it will purchase power from PPL EnergyPlus after 2009.
     Strategic Initiative. In 2001, PPL Electric completed a strategic initiative designed to reduce its business and financial risk profile by, among other things, limiting its business activities to the transmission and distribution of electricity and businesses related to or arising out of the electric transmission and distribution businesses and reduce its exposure to volatility in energy prices associated with its PLR obligation. Obtaining long-term electric supply agreements with PPL EnergyPlus to meet its PLR obligations through 2009 at prices generally equal to the predetermined capped rates it was allowed to charge PLR customers was a key component of this initiative. Other key components of the initiative involved actions to confirm PPL Electric’s legal separation from PPL Corporation and PPL Corporation’s other subsidiaries. In connection with the initiative PPL Electric:
•	adopted amendments to its Articles of Incorporation and Bylaws containing corporate governance and operating provisions designed to confirm and reinforce its legal and corporate separateness from PPL Corporation and its other affiliated companies and providing for PPL Electric to limit its businesses to electric transmission and distribution and related activities;

•	appointed an independent director to its Board of Directors and required the unanimous approval of the Board of Directors, including the consent of the independent director, to amendments to these corporate governance and operating provisions or to the commencement of any insolvency proceedings, including any filing of a voluntary petition in bankruptcy or other similar actions; and

•	in connection with the issuance of certain senior secured bonds, agreed to appoint an independent compliance administrator to review, on a semi-annual basis, its compliance with the corporate governance and operating requirements contained in its Articles of Incorporation and Bylaws. When such bonds are no longer outstanding, and in certain other circumstances, PPL Electric will not be required to maintain an independent compliance administrator.
     The amended Articles of Incorporation and Bylaws permit PPL Electric’s Board of Directors to adopt additional amendments to the Bylaws, including amendments that revise or eliminate provisions that are designed to reinforce PPL Electric’s legal separateness from its affiliates. However, any such amendment must be approved unanimously by PPL Electric’s Board of Directors, including the independent director.
     The enhancements to PPL Electric’s legal separation from its affiliates were intended to minimize the risk that a court would order PPL Electric’s assets and liabilities to be substantively consolidated with those of PPL Corporation or another affiliate of PPL Corporation in the event that PPL Corporation or another PPL Corporation affiliate were to become a debtor in a bankruptcy case. However, if PPL Corporation or another PPL Corporation affiliate were to become a debtor in a bankruptcy case, there can be no assurance that a court would not order PPL Electric’s assets and liabilities to be consolidated with those of PPL Corporation or such other PPL Corporation affiliate. Any such substantive consolidation could result in delays or reductions in payments on PPL Electric’s Securities.
     Neither PPL Corporation nor any of PPL Corporation’s subsidiaries or affiliates will guarantee or provide other credit or funding support for the securities to be offered by PPL Electric pursuant to this prospectus.

     The offices of PPL Corporation, PPL Capital Funding, PPL Energy Supply and PPL Electric are located at Two North Ninth Street, Allentown, Pennsylvania 18101-1179 and they can be contacted through telephone number (610) 774-5151.

     The information above concerning PPL Corporation, PPL Capital Funding, PPL Energy Supply and PPL Electric and, if applicable, their respective subsidiaries is only a summary and does not purport to be comprehensive. For additional information about these companies, including certain assumptions, risks and uncertainties involved in the forward-looking statements contained or incorporated by reference in this prospectus, you should refer to the information described in “Where You Can Find More Information.”
USE OF PROCEEDS
     Except as otherwise described in a prospectus supplement, the net proceeds from the sale of the PPL Capital Funding Debt Securities and the PPL Capital Funding Subordinated Debt Securities will be loaned to PPL Corporation and/or its subsidiaries. PPL Corporation and/or its subsidiaries are expected to use the proceeds of such loans, and the proceeds of the other Securities issued by PPL Corporation, for general corporate purposes, including repayment of debt. Except as otherwise described in a prospectus supplement, each of PPL Energy Supply and PPL Electric is expected to use the proceeds of the Securities it issues for general corporate purposes, including repayment of debt.
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS
PPL Corporation
     The following table sets forth PPL Corporation’s ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Twelve Months
	Ended December 31,
	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends (a)	3.0	2.6	2.7	2.6	1.9

(a)	In calculating the earnings component, net income excludes minority interest, loss from discontinued operations and the cumulative effects of changes in accounting principles. See PPL Corporation’s reports on file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as described under “Where You Can Find More Information” for more information. PPL Corporation had no preferred securities outstanding during the periods indicated; therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

PPL Energy Supply
     The following table sets forth PPL Energy Supply’s ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends for the periods indicated:

	Twelve Months
	Ended December 31,
	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred securities dividends (a)	3.8	3.3	4.1	4.8	3.9

(a)	In calculating the earnings component, net income excludes minority interest, loss from discontinued operations and the cumulative effects of changes in accounting principles. See PPL Energy Supply’s reports on file with the SEC pursuant to the Exchange Act as described under “Where You Can Find More Information” for more information. PPL Energy Supply had no preferred securities outstanding during the periods indicated; therefore, the ratio of earnings to combined fixed charges and preferred securities dividends is the same as the ratio of earnings to fixed charges.

PPL Electric
     The following table sets forth PPL Electric’s ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Twelve Months
	Ended December 31,
	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges (a)	2.9	2.1	1.4	1.2	1.2
Ratio of earnings to combined fixed charges and preferred stock dividends (a)	2.5	2.1	1.4	1.2	1.2

(a)	See PPL Electric’s reports on file with the SEC pursuant to the Exchange Act as described under “Where You Can Find More Information” for more information.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
     PPL Corporation, PPL Energy Supply and PPL Electric each file reports and other information with the SEC. You may obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.
     PPL Corporation’s Internet Web site is www.pplweb.com. On the Investor Center page of that Web site PPL Corporation provides access to all SEC filings of PPL Corporation, PPL Energy Supply and PPL Electric free of charge, as soon as reasonably practicable after filing with the SEC. The information at PPL Corporation’s Internet Web site is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus. Additionally, PPL Corporation’s, PPL Energy Supply’s and PPL Electric’s filings are available at the SEC’s Internet Web site (www.sec.gov).
     PPL Corporation Common Stock is listed on the New York Stock Exchange (“NYSE”) and the Philadelphia Stock Exchange (symbol: PPL), and reports, proxy statements and other information concerning PPL Corporation can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005 and the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, Pennsylvania 19103.
     Certain securities of PPL Energy Supply and PPL Electric are also listed on the NYSE, and certain information concerning PPL Energy Supply and PPL Electric may be inspected at the NYSE offices in New York.
     In addition, reports, proxy statements and other information concerning PPL Corporation, PPL Energy Supply and PPL Electric can be inspected at their offices at Two North Ninth Street, Allentown, Pennsylvania 18101-1179.

Incorporation by Reference
     Each of PPL Corporation, PPL Energy Supply and PPL Electric will “incorporate by reference” information into this prospectus by disclosing important information to you by referring you to another document that it files separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about the registrants.
PPL Corporation

SEC Filings (File No. 1-11459)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2006

Current Reports on Form 8-K	Filed on January 3, 2007, January 31, 2007 and March 6, 2007

PPL Corporation’s Registration Statement on Form 8-B	Filed on April 27, 1995

PPL Corporation’s 2006 Notice of Annual Meeting and Proxy Statement	Filed on March 20, 2006
PPL Energy Supply

SEC Filings (File No. 333-74794)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2006

Current Report on Form 8-K	Filed on March 6, 2007

PPL Electric

SEC Filings (File No. 1-905)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2006

Current Reports on Form 8-K	Filed on January 31, 2007
     Additional documents that PPL Corporation, PPL Energy Supply and PPL Electric file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the Securities are also incorporated herein by reference. In addition, any additional documents that PPL Corporation, PPL Energy Supply or PPL Electric file with the SEC pursuant to these sections of the Exchange Act after the date of the filing of the registration statement containing this prospectus, and prior to the effectiveness of the registration statement are also incorporated herein by reference.
     Each of PPL Corporation, PPL Energy Supply and PPL Electric will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any and all of its filings with the SEC. You may request a copy of these filings by writing or telephoning the appropriate registrant at:
Two North Ninth Street
Allentown, Pennsylvania 18101-1179
Attention: Investor Services Department
Telephone: 1-800-345-3085
     No separate financial statements of PPL Capital Funding are included herein or incorporated herein by reference. PPL Corporation and PPL Capital Funding do not consider those financial statements to be material to holders of the PPL Capital Funding Debt Securities or PPL Capital Funding Subordinated Debt Securities because (1) PPL Capital Funding is a wholly-owned subsidiary that was formed for the primary purpose of providing financing for PPL Corporation and its subsidiaries, (2) PPL Capital Funding does not currently engage in any independent operations and (3) PPL Capital Funding does not currently plan to engage, in the future, in more than minimal independent operations. See “PPL Capital Funding.” PPL Capital Funding has received a “no action” letter from the Staff of the SEC stating that the Staff would not raise any objection if PPL Capital Funding does not file periodic reports under Sections 13 and 15(d) of the Exchange Act. Accordingly, PPL Corporation and PPL Capital Funding do not expect PPL Capital Funding to file those reports.
EXPERTS
     The financial statements and schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of PPL Corporation audited by Ernst & Young LLP, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006, have been so incorporated in reliance on their reports, given on their authority as experts in auditing and accounting.

     The financial statements and schedules of PPL Energy Supply, LLC and PPL Electric Utilities Corporation audited by Ernst & Young, LLP incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006, have been so incorporated in reliance on their reports, given on their authority as experts in auditing and accounting.
     The financial statements as of December 31, 2005 and for the years ended December 31, 2005 and 2004, of PPL Corporation, PPL Energy Supply, LLC and PPL Electric Utilities Corporation incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
VALIDITY OF THE SECURITIES AND THE PPL GUARANTEES
     Dewey Ballantine LLP, New York, New York or Simpson Thacher & Bartlett LLP, New York, New York and Michael A. McGrail, Esq., Associate General Counsel of PPL Services Corporation, will pass upon the validity of the Securities, the PPL Guarantees and the PPL Subordinated Guarantees for PPL Corporation, PPL Capital Funding, PPL Energy Supply and PPL Electric. Sullivan & Cromwell LLP, New York, New York, will pass upon the validity of the Securities, the PPL Guarantees and the PPL Subordinated Guarantees for any underwriters or agents. Dewey Ballantine LLP, Simpson Thacher & Bartlett LLP and Sullivan & Cromwell LLP will rely on the opinion of Mr. McGrail as to matters involving the law of the Commonwealth of Pennsylvania. As to matters involving the law of the State of New York, Mr. McGrail will rely on the opinion of Dewey Ballantine LLP or Simpson Thacher & Bartlett LLP, as applicable.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by PPL Corporation and subsidiaries in connection with a distribution of the securities registered under this registration statement.

Securities and Exchange Commission registration fee	$		*
Printing expenses		*	*
Trustee fees and expenses		*	*
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Blue Sky fees and expenses		*	*
Rating Agency fees		*	*
Miscellaneous		*	*

Total	$	*	*

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**	Estimated expenses not presently known.
Item 15. Indemnification of Directors and Officers.
PPL Corporation
     Section 7.01 of the Bylaws of PPL Corporation provides:
     (a) Right to Indemnification. Except as prohibited by law, every director and officer of the corporation shall be entitled as of right to be indemnified by the corporation against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as “action”). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the corporation prior to final disposition of such action, subject to such conditions as may be prescribed by law. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of service to the corporation or to another such entity at the request of the corporation to the extent the board of directors at any time denominates such person as entitled to the benefits of this Section 7.01. As used herein, “expense” shall include fees and expenses of counsel selected by such person; and “liability” shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.
     (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section 7.01 is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that the conduct of the claimant was such that under Pennsylvania law the corporation would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel and its shareholders)

to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the action or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.
     (c) Insurance and Funding. The corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section 7.01. The corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.
     (d) Non-Exclusivity; Nature and Extent of Rights. The right of indemnification provided for herein (1) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, bylaw or charter provision, vote of shareholders or directors or otherwise, (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (4) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the effective date of any such amendment, modification or repeal.
     Directors and officers of PPL Corporation may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Pennsylvania law. Furthermore, PPL Corporation, as well as its directors and officers, may be entitled to indemnification by any underwriters named in a prospectus supplement against certain civil liabilities under the Securities Act of 1933 under agreements entered into between PPL Corporation and such underwriters.
     PPL Corporation presently has insurance policies which, among other things, include liability insurance coverage for officers and directors and officers and directors of PPL Corporation’s subsidiaries, including PPL Capital Funding, Inc., under which such officers and directors are covered against any “loss” by reason of payment of damages, judgments, settlements and costs, as well as charges and expenses incurred in the defense of actions, suits or proceedings. “Loss” is specifically defined to exclude fines and penalties, as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policies also contain other specific exclusions, including illegally obtained personal profit or advantage, and dishonesty.
PPL Capital Funding, Inc.
     Article VI of the By-Laws of PPL Capital Funding, Inc. provides:
     Section 6.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the

Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.
     Section 6.2. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise.
     Section 6.3. Claims. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of providing that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.
     Section 6.4. Nonexclusivity of Rights. The rights conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.
     Section 6.5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
     Section 6.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal of modification.
     Section 6.7. Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.
     Article 7 of the Certificate of Incorporation of PPL Capital Funding, Inc. provides:
     The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or serves or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.
     Directors and officers of PPL Capital Funding, Inc. may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Delaware law. Furthermore, PPL Capital Funding, Inc., as well as its directors and officers, may be entitled to indemnification by any underwriters named in a prospectus supplement against certain civil liabilities under the Securities Act of 1933 under agreements entered into between PPL Capital Funding, Inc. and such underwriters.
     PPL Capital Funding, Inc. presently has insurance policies which, among other things, include liability insurance coverage for officers and directors of PPL Capital Funding, Inc., under which such officers and directors are covered against any “loss” by reason of payment of damages, judgments, settlements and costs, as well as charges and expenses incurred in the defense of actions, suits or proceedings. “Loss” is specifically defined to exclude fines and penalties, as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policies also contain other specific exclusions, including illegally obtained personal profit or advantage, and dishonesty.
PPL Energy Supply, LLC
     Section 18-108 of the Delaware Limited Liability Company Act permits a Delaware limited liability company to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, subject only to the standards and restrictions, if any, as may be set forth in the company’s limited liability company agreement. The registrant’s Limited Liability Company Agreement contains provisions which limit liability to the fullest extent permitted by applicable law.
     Section 6.2 of the PPL Energy Supply, LLC’s Limited Liability Company Agreement provides, in part, as follows:
     To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Member, Manager or any officer, director, stockholder, partner, employee, representative, member, counsel or agent of any of the foregoing, or any officer, employee, representative, counsel, director, stockholder, partner or agent of the Company or any of its affiliates (each a “Covered Person”) from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 6.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Board. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 6.2.
     Any repeal or modification of this Article VI by the Member shall not adversely affect any rights of such Covered Person pursuant to this Article VI, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
     PPL Energy Supply, LLC, as well as its directors and officers, may be entitled to indemnification by any underwriters named in a prospectus supplement against certain civil liabilities under the Securities Act of 1933 under agreements entered into between PPL Energy Supply, LLC and such underwriters.
     PPL Energy Supply, LLC presently has insurance policies which, among other things, include liability insurance coverage for officers and directors of PPL Energy Supply, LLC, under which such officers and directors are covered against any “loss” by reason of payment of damages, judgments, settlements and costs, as well as charges and expenses incurred in the defense of actions, suits or proceedings. “Loss” is specifically defined to exclude fines and penalties, as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policies also contain other specific exclusions, including illegally obtained personal profit or advantage, and dishonesty.

PPL Electric Utilities Corporation
     Section 7.02 of the Bylaws of PPL Electric Utilities Corporation provides:
     (a) Right To Indemnification. Except as prohibited by law, every director and officer of the Company shall be entitled as of right to be indemnified by the Company against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Company or by reason of the fact that such person is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as “action”). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the Company prior to final disposition of such action, subject to such conditions as may be prescribed by law. Persons who are not directors or officers of the Company may be similarly indemnified in respect of service to the Company or to another such entity at the request of the Company to the extent the Board of Directors at any time denominates such person as entitled to the benefits of this Section 7.02. As used herein, “expense” shall include fees and expenses of counsel selected by such person; and “liability” shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.
     (b) Right Of Claimant To Bring Suit. If a claim under paragraph (a) of this Section 7.02 is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that the conduct of the claimant was such that under Pennsylvania law the Company would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its shareholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the action or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.
     (c) Insurance and Funding. The Company may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the Company would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section 7.02. The Company may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.
     (d) Non-Exclusivity; Nature And Extent Of Rights. The right of indemnification provided for herein (1) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, bylaw or charter provision, vote of shareholders or directors or otherwise, (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (4) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the effective date of any such amendment, modification or repeal.
     Directors and officers of the PPL Electric Utilities Corporation may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Pennsylvania law. Furthermore, PPL Electric Utilities Corporation, as well as its directors and officers, may be entitled to indemnification by any underwriters named in a prospectus supplement against certain civil liabilities under the Securities Act of 1933 under agreements entered into between PPL Electric Utilities Corporation and such underwriters.
     PPL Electric Utilities Corporation presently has insurance policies which, among other things, include liability insurance coverage for officers and directors of PPL Electric Utilities Corporation, under which such officers and directors are covered against any “loss” by reason of payment of damages, judgments, settlements and costs, as well as charges and expenses incurred in the defense of actions, suits or proceedings. “Loss” is specifically defined to exclude fines and penalties, as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policies also contain other specific exclusions, including illegally obtained personal profit or advantage, and dishonesty.
Item 16. Exhibits.
     Reference is made to the Exhibit Index filed herewith at page II-13, such Exhibit Index being incorporated in this Item 16 by reference.
Item 17. Undertakings.
(a)	The undersigned registrants hereby undertake:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;
provided, however, that (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, PPL Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, and Commonwealth of Pennsylvania, on the 8th day of March, 2007.

PPL Corporation (Registrant)

By	/s/ James H. Miller

James H. Miller
Chairman, President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated on the 8th day of March, 2007.

Signature		Title

/s/ James H. Miller James H. Miller, Chairman, President and Chief Executive Officer		Principal Executive Officer and Director

/s/ John R. Biggar John R. Biggar, Executive Vice President and Chief Financial Officer		Principal Financial Officer and Director

/s/ Matt Simmons Matt Simmons, Vice President and Controller		Principal Accounting Officer

FREDERICK M. BERNTHAL, JOHN W. CONWAY, E. ALLEN DEAVER, LOUISE K. GOESER, STUART HEYDT, CRAIG A. ROGERSON, W. KEITH SMITH, SUSAN M. STALNECKER AND KEITH H. WILLIAMSON	ü ý þ	Directors

By /s/ John R. Biggar John R. Biggar, As Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, PPL Capital Funding, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, and Commonwealth of Pennsylvania, on the 8th day of March, 2007.

PPL Capital Funding, Inc. (Registrant)

By	/s/ John R. Biggar

John R. Biggar President
     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated on the 8th day of March, 2007.

Signature	Title

/s/ John R. Biggar John R. Biggar, President	Principal Executive and Financial Officer and Director

/s/ James E. Abel James E. Abel, Treasurer	Principal Accounting Officer and Director

/s/ James H. Miller James H. Miller	Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, PPL Electric Utilities Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, and Commonwealth of Pennsylvania, on the 8th day of March, 2007.

PPL Electric Utilities Corporation (Registrant)

By	/s/ William H. Spence

William H. Spence President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated on the 8th day of March, 2007.

Signature	Title

/s/ William H. Spence William H. Spence, President	Principal Executive Officer and Director

/s/ Paul A. Farr Paul A. Farr, Senior Vice President-Financial	Principal Financial Officer

/s/ Matt Simmons Matt Simmons, Vice President and Controller	Principal Accounting Officer

/s/ John R. Biggar John R. Biggar	Director

/s/ Dean A. Christiansen Dean A. Christiansen	Director

/s/ Robert J. Grey Robert J. Grey	Director

/s/ James H. Miller James H. Miller	Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, PPL Energy Supply, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, and Commonwealth of Pennsylvania, on the 8th day of March, 2007.

PPL Energy Supply, LLC (Registrant)

By	/s/ James H. Miller

James H. Miller President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated on the 8th day of March, 2007.

Signature	Title

/s/ James H. Miller James H. Miller, President	Principal Executive Officer and Member of the Board of Managers

/s/ Paul A. Farr Paul A. Farr, Senior Vice President	Principal Financial Officer and Member of the Board of Managers

/s/ Matt Simmons Matt Simmons, Vice President and Controller	Principal Accounting Officer

/s/ John R. Biggar John R. Biggar	Member of the Board of Managers

/s/ Robert J. Grey Robert J. Grey	Member of the Board of Managers

/s/ William H. Spence William H. Spence	Member of the Board of Managers

/s/ James E. Abel James E. Abel	Member of the Board of Managers

PPL CORPORATION
PPL CAPITAL FUNDING, INC.
PPL ENERGY SUPPLY, LLC
PPL ELECTRIC UTILITIES CORPORATION
REGISTRATION STATEMENT ON FORM S-3
EXHIBIT INDEX

Exhibit
No.	Description	Method of Filing
1.1	Form of Underwriting Agreement with respect to Securities	A form of underwriting agreement with respect to any securities will be filed as an Exhibit to a report on Form 8-K, as contemplated by Item 601(b)(1) of Regulation S-K under the Securities Act.

4.1	*Amended and Restated Articles of Incorporation of PPL Corporation	Exhibit 3.1 to PPL Corporation Form 8-K (File No. 1-11459) dated August 19, 2005.

4.2	*By-Laws of PPL Corporation	Exhibit 3.2 to PPL Corporation Form 8-K (File No. 1-11459) dated August 19, 2005.

4.3	Form of PPL Corporation Common Stock Certificate	Previously filed as an exhibit to this Registration Statement.

4.4	*Certificate of Incorporation of PPL Capital Funding, Inc.	Exhibit 3.3 to PPL Corporation and PPL Capital Funding, Inc. Registration Statement Nos. 333-38003 and 333-38003-01.

4.5	*Amended Certificate of Incorporation of PPL Capital Funding, Inc.	Exhibit 3.5 to PPL Corporation, PPL Capital Funding, Inc. and PPL Capital Funding Trust I Registration Statement Nos. 333-54504, 333-54504-1 and 333-54504-2.

4.6	*By-Laws of PPL Capital Funding, Inc.	Exhibit 3.4 to PPL Corporation and PPL Capital Funding, Inc. Registration Statement Nos. 333-38003 and 333-38003-01.

4.7	*Certificate of Formation of PPL Energy Supply, LLC	Exhibit 3.1 to PPL Energy Supply, LLC Registration Statement No. 333-74794.

4.8	*Limited Liability Company Agreement of PPL Energy Supply, LLC	Exhibit 3.2 to PPL Energy Supply, LLC Registration Statement No. 333-74794.

4.9	Form of Amendment to Limited Liability Company Agreement of PPL Energy Supply, LLC	To be filed by amendment in connection with the issuance of any PPL Energy Supply, LLC Preferred Securities.

4.10	*Amended and Restated Articles of Incorporation of PPL Electric Utilities Corporation	Exhibit 3(a) to PPL Electric Utilities Corporation Quarterly Report on Form 10-Q (File No. 1-905) for the quarter ended March 31, 2006.

Exhibit
No.	Description	Method of Filing
4.11	*By-Laws of PPL Electric Utilities Corporation, as amended and restated	Exhibit 3.2 to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated March 30, 2006.

4.12	Form of Deposit Agreement with respect to the PPL Corporation Depositary Shares (including form of Depositary Share Certificates)	Previously filed as an exhibit to this Registration Statement.

4.13	Form of Deposit Agreement with respect to the PPL Electric Utilities Depositary Shares (including form of Depositary Share Certificates)	Previously filed as an exhibit to this Registration Statement.

4.14.1	*Indenture dated as of November 1, 1997 among PPL Corporation, PPL Capital Funding, Inc. and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee	Exhibit 4.1 to PPL Corporation Form 8-K (File No. 1-11459) dated November 12, 1997.

4.14.2	*Supplemental Indenture No. 1 to said Indenture	Exhibit 4.2 to PPL Corporation Form 8-K (File No. 1-11459) dated November 12, 1997.

4.14.3	*Supplemental Indenture No. 2 to said Indenture	Exhibit 4.3 to PPL Corporation, PPL Capital Funding, Inc. and PPL Capital Funding Trust I Registration Statement Nos. 333-87847, 333-87847-01 and 333-87847-02.

4.14.4	*Supplemental Indenture No. 3 to said Indenture	Exhibit 4(c)-4 to PPL Corporation Annual Report on Form 10-K (File No. 1-11459) for the year ended December 31, 1999, as amended by Form 10-K/A filed on June 28, 2000.

4.14.5	*Supplemental Indenture No. 4 to said Indenture	Exhibit 4 to PPL Corporation Quarterly Report on Form 10-Q (File No. 1-11459) for the quarter ended June 30, 2000.

4.14.6	*Supplemental Indenture No. 5 to said Indenture	Exhibit 4(a) to PPL Corporation Quarterly Report on Form 10-Q (File No. 1-11459) for the quarter ended March 31, 2004.

4.14.7	*Supplemental Indenture No. 6 to said Indenture	Exhibit 4.7 to PPL Corporation, PPL Capital Funding, Inc. and PPL Capital Funding Trust I Registration Statement Nos. 333-116478, 333-116478-01 and 333-116478-02.

Exhibit
No.	Description	Method of Filing
4.15	Form of Supplemental Indenture establishing series of PPL Capital Funding, Inc. Debt Securities	Previously filed as an exhibit to this Registration Statement.

4.16	Form of Officer’s Certificate establishing the form and terms of PPL Capital Funding, Inc. Debt Securities.	Previously filed as an exhibit to this Registration Statement.

4.17	Form of PPL Corporation Purchase Contract Agreement	Previously filed as an exhibit to this Registration Statement.

4.18	Form of PPL Corporation Pledge Agreement	Previously filed as an exhibit to this Registration Statement.

4.19	Form of PPL Corporation Remarketing Agreement	Previously filed as an exhibit to this Registration Statement.

4.20.1	*Indenture, dated as of October 1, 2001 by PPL Energy Supply, LLC and JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as Trustee	Exhibit 4.1 to PPL Energy Supply, LLC Registration Statement No. 333-74794.

4.20.2	*Supplemental Indenture No. 1 to said Indenture	Exhibit 4.2 to PPL Energy Supply, LLC Registration Statement No. 333-74794.

4.20.3	*Supplemental Indenture No. 2 to said Indenture	Exhibit 4(h)-4 to PPL Energy Supply, LLC Annual Report on Form 10-K (File 333-74794) for the year ended December 31, 2004.

4.20.4	*Supplemental Indenture No. 3 to said Indenture	Exhibit 4(a) to PPL Energy Supply, LLC Form 8-K (File No. 333-74794) dated October 28, 2005.

4.20.5	*Supplemental Indenture No. 4 to said Indenture	Exhibit 4(a) to PPL Energy Supply, LLC Quarterly Report on Form 10-Q (File No. 1-32944) for the quarter ended June 30, 2006.

4.20.6	*Supplemental Indenture No. 5 to said Indenture	Exhibit 4(b) to PPL Energy Supply, LLC Quarterly Report on Form 10-Q (File No. 1-32944) for the quarter ended June 30, 2006.

4.20.7	*Supplemental Indenture No. 6 to said Indenture	Exhibit 4(c) to PPL Energy Supply, LLC Quarterly Report on Form 10-Q (File No. 1-32944) for the quarter ended June 30, 2006.

4.20.8	*Supplemental Indenture No. 7 to said Indenture	Exhibit 4(f)-10 to PPL Energy Supply, LLC Annual Report on Form 10-K (File No. 333-74794) for the year ended December 31, 2006.

Exhibit
No.	Description	Method of Filing
4.21	Form of Supplemental Indenture establishing series of PPL Energy Supply, LLC debt securities	Previously filed as an exhibit to this Registration Statement.

4.22	Form of Officer’s Certificate establishing the form and terms of PPL Energy Supply, LLC debt securities	Previously filed as an exhibit to this Registration Statement.

4.23.1	*ŧ Mortgage and Deed of Trust, dated as of October 1, 1945, between PPL Electric Utilities Corporation and Bankers Trust Company (as successor Trustee)	Exhibit 2(a)-4 to PPL Electric Utilities Corporation Registration Statement No. 2-60291.

4.23.2	*Supplement, dated as of July 1, 1954, to said Mortgage and Deed of Trust	Exhibit 2(b)-5 to PPL Electric Utilities Corporation Registration Statement No. 2-219255.

4.23.3	*Supplement, dated as of March 1, 1994, to said Mortgage and Deed of Trust	Exhibit 4(b) to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated March 11, 1994.

4.23.4	*Supplement, dated as of March 15, 1994, to said Mortgage and Deed of Trust	Exhibit 4(a) to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated March 30, 1994.

4.23.5	*Supplement, dated as of October 1, 1994, to said Mortgage and Deed of Trust	Exhibit 4(a) to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated October 3, 1994.

4.23.6	*Supplement, dated as of August 1, 2001, to said Mortgage and Deed of Trust	Exhibit 4.5 to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated August 21, 2001.

4.23.7	*Supplement, dated as of January 1, 2002, to said Mortgage and Deed of Trust	Exhibit 4(b)-19 to PPL Electric Utilities Corporation Annual Report on Form 10-K (File No. 1-905) for the year ended December 31, 2001.

4.23.8	*Supplement, dated as of February 1, 2003, to said Mortgage and Deed of Trust	Exhibit 4(b)-20 to PPL Electric Utilities Corporation Annual Report on Form 10-K (File No. 1-905) for the year ended December 31, 2002.

4.23.9	*Supplement, dated as of May 1, 2003, to said Mortgage and Deed of Trust	Exhibit 10(c) to PPL Electric Utilities Corporation Quarterly Report on Form 10-Q (File No. 1-905) for the quarter ended June 30, 2003.

4.23.10	*Supplement, dated as of February 1, 2005, to said Mortgage and Deed of Trust	Exhibit 4(b)-20 to PPL Electric Utilities Corporation Annual Report on Form 10-K (File No. 1-905) for the year ended December 31, 2004.

4.23.11	*Supplement, dated as of May 1, 2005 to said Mortgage and Deed of Trust	Exhibit 4(a) to PPL Electric Utilities Corporation Quarterly Report on Form 10-Q (File No. 1-905) for the quarter ended June 30, 2005.

Exhibit
No.	Description	Method of Filing
4.23.12	*Supplement, dated as of June 1, 2005 to said Mortgage and Deed of Trust	Exhibit 4(b)-12 to PPL Electric Utilities Corporation Annual Report on Form 10-K (File No. 1-905) for the year ended December 31, 2005.

4.23.13	*Supplement, dated as of December 1, 2005 to said Mortgage and Deed of Trust	Exhibit 4(b) to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated December 22, 2005.

4.24	Form of Supplement to Mortgage and Deed of Trust establishing series of 1945 Mortgage Bonds	Previously filed as an exhibit to this Registration Statement.

4.25.1	*Indenture, dated as of August 1, 2001, by PPL Electric Utilities Corporation and JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as Trustee	Exhibit 4.1 to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated August 21, 2001.

4.25.2	*Supplemental Indenture No. 1 to said Indenture	Exhibit 4.2 to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated August 21, 2001.

4.25.3	*Supplemental Indenture No. 2 to said Indenture	Exhibit 4(g)-3 to PPL Electric Utilities Corporation Annual Report on Form 10-K (File 1-905) for the year ended December 31, 2002.

4.25.4	*Supplemental Indenture No. 3 to said Indenture	Exhibit 10(d) to PPL Electric Utilities Corporation Quarterly Report on Form 10-Q (File 1-905) for the quarter ended June 30, 2002.

4.25.5	*Supplemental Indenture No. 4 to said Indenture	Exhibit 4(g)-5 to PPL Electric Utilities Corporation Annual Report on Form 10-K (File 1-905) for the year ended December 31, 2004.

4.25.6	*Supplemental Indenture No. 5 to said Indenture	Exhibit 4(b) to PPL Electric Utilities Corporation Quarterly Report on Form 10-Q (File No. 1-905) for the quarter ended June 30, 2005.

4.25.7	*Supplemental Indenture No. 6 to said Indenture	Exhibit 4(a) to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated December 22, 2005.

4.26	Form of Supplemental Indenture to said Indenture establishing terms of PPL Electric Secured Debt Securities	Previously filed as an exhibit to this Registration Statement.

Exhibit
No.	Description	Method of Filing
4.27	Form of Officer’s Certificate establishing terms of PPL Electric Secured Debt Securities	Previously filed as an exhibit to this Registration Statement.

4.28	Form of Indenture with regard to PPL Capital Funding, Inc. Subordinated Debt Securities	Filed herewith.

4.29	Form of Supplemental Indenture establishing series of PPL Capital Funding, Inc. Subordinated Debt Securities	Filed herewith.

4.30	Form of Officer’s Certificate establishing the form and terms of PPL Capital Funding, Inc. Subordinated Debt Securities	Filed herewith.

4.31	Form of Indenture with regard to PPL Energy Supply, LLC Subordinated Debt Securities	Filed herewith.

4.32	Form of Supplemental Indenture establishing series of PPL Energy Supply, LLC Subordinated Debt Securities	Filed herewith.

4.33	Form of Officer’s Certificate establishing the form and terms of PPL Energy Supply, LLC Subordinated Debt Securities	Filed herewith.

5.1	Opinion of Thomas D. Salus, Esq., dated March 20, 2006	Previously filed as an exhibit to this Registration Statement.

5.2	Opinion of Dewey Ballantine LLP, dated March 20, 2006	Previously filed as an exhibit to this Registration Statement.

5.3	Opinion of Simpson Thacher & Bartlett LLP, dated March 20, 2006	Previously filed as an exhibit to this Registration Statement.

5.4	Opinion of Michael A. McGrail, Esq. as to Subordinated Debt Securities and Subordinated Guarantees, dated March 8, 2007	Filed herewith.

5.5	Opinion of Dewey Ballantine LLP as to Subordinated Debt Securities and Subordinated Guarantees, dated March 8, 2007	Filed herewith.

12.1	*Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for PPL Corporation	Exhibit 12(a) to PPL Corporation Annual Report on Form 10-K for the year ended December 31, 2006.

12.2	*Computation of Ratio of Earnings to Fixed Charges for PPL Energy Supply, LLC	Exhibit 12(b) to PPL Energy Supply, LLC Annual Report on Form 10-K for the year ended December 31, 2006.

12.3	*Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for PPL Electric Utilities Corporation	Exhibit 12(c) to PPL Electric Utilities Corporation Annual Report on Form 10-K for the year ended December 31, 2006.

Exhibit
No.	Description	Method of Filing
23.1	Consent of Thomas D. Salus, Esq.	Previously filed as part of Exhibit 5.1.

23.2	Consent of Dewey Ballantine LLP	Previously filed as part of Exhibit 5.2. and filed herewith as part of Exhibit 5.5.

23.3	Consent of Simpson Thacher & Bartlett LLP	Previously filed as part of Exhibit 5.3.

23.4	Consent of Michael A. McGrail, Esq.	Filed herewith as part of Exhibit 5.4

23.5	Consent of Ernst & Young LLP (PPL Corporation)	Filed herewith.

23.6	Consent of Ernst & Young LLP (PPL Energy Supply, LLC)	Filed herewith.

23.7	Consent of Ernst & Young LLP (PPL Electric Utilities Corporation)	Filed herewith.

23.8	Consent of PricewaterhouseCoopers LLP (PPL Corporation)	Filed herewith.

23.9	Consent of PricewaterhouseCoopers LLP (PPL Energy Supply, LLC)	Filed herewith.

23.10	Consent of PricewaterhouseCoopers LLP (PPL Electric Utilities Corporation)	Filed herewith.

24.1	Power of Attorney of Directors of PPL Corporation	Previously filed as an exhibit to this Registration Statement.

25.1	Statement of Eligibility of Trustee under PPL Capital Funding, Inc. Indenture	Previously filed as an exhibit to this Registration Statement.

25.2	Statement of Eligibility of Trustee under Purchase Contract Agreement (Purchase Contract Agent)	Previously filed as an exhibit to this Registration Statement.

25.3	Statement of Eligibility of Trustee under PPL Energy Supply, LLC Indenture	Previously filed as an exhibit to this Registration Statement.

25.4	Statement of Eligibility of Trustee under PPL Electric Utilities Corporation 2001 Indenture	Previously filed as an exhibit to this Registration Statement.

25.5	Statement of Eligibility of Trustee under PPL Capital Funding, Inc. Subordinated Indenture	Filed herewith.

25.6	Statement of Eligibility of Trustee under PPL Energy Supply, LLC Subordinated Indenture	Filed herewith.

*	Previously filed as indicated and incorporated herein by reference.

ŧ	Certain supplemental indentures to the PPL Electric Utilities Corporation Mortgage and Deed of Trust relating to securities no longer outstanding are not listed.